UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 12, 2020

Quantum Corporation
(Exact name of registrant as specified in its charter)

Delaware		94-2665054
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification No.)

224 Airport Parkway	Suite 550
San Jose	CA	95110
(Address of Principal Executive Offices)		(Zip Code)

(408)	944-4000
Registrant's telephone number, including area code

(Former name, former address and former fiscal year, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value per share	QMCO	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement

Quantum Corporation (the “Company”) previously entered into Amendment No. 2 (the “Term Loan Amendment”) to the Term Loan Credit and Security Agreement, dated as of December 27, 2018 (as the same may be amended, modified, supplemented, renewed, restated or replaced from time to time, the “Term Loan Credit Agreement”), among the Company, Quantum LTO Holdings, LLC, the lenders from time to time party thereto, and U.S. Bank National Association, as disbursing and collateral agent for such lenders. The Term Loan Amendment requires that the Company enter into a further amendment to the Term Loan Credit Agreement by May 15, 2020 (or such later date as the lenders may agree) (the “Term Loan Amendment Deadline”), providing for, among other things, a re-set of the financial covenants set forth in the Term Loan Credit Agreement.  On May 12, 2020, the lenders under the Term Loan Credit Agreement agreed to extend the Term Loan Amendment Deadline to May 31, 2020.

Item 5.08.  Shareholder Proposals

The Board of Directors of Quantum Corporation (the “Company”) has established August 18, 2020 as the date of the Company’s 2020 Annual Meeting of Stockholders (the “2020 Annual Meeting”). Because the date of the 2020 Annual Meeting has been changed by more than 30 days from the anniversary date of the Company’s 2019 Annual Meeting of Stockholders (the “2019 Annual Meeting”), in accordance with Rule 14a-5(f) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Company is informing stockholders of such change.

Stockholders of record at the close of business on June 23, 2020 will be entitled to vote at the 2020 Annual Meeting. The time and location of the 2020 Annual Meeting will be as set forth in the Company’s proxy statement for the 2020 Annual Meeting. Because the date of the 2020 Annual Meeting has been changed by more than 30 days from the anniversary of the 2019 Annual Meeting, a new deadline has been set for submission of proposals by stockholders for the 2020 Annual Meeting.

Stockholders of the Company who wish to have a proposal considered for inclusion in the Company’s proxy materials for the 2020 Annual Meeting pursuant to Rule 14a-8 under the Exchange Act, must ensure that such proposal is submitted in writing by May 28, 2020, which the Company has determined to be a reasonable time before it expects to begin to print and send its proxy materials, to the attention of the Corporate Secretary, Quantum Corporation, 224 Airport Parkway, Suite 550, San Jose, California, 95110. Any such proposal must also meet the requirements of Delaware law as well as those requirements set forth in the rules and regulations of the Securities and Exchange Commission in order to be eligible for inclusion in the proxy materials for the 2020 Annual Meeting. The May 28, 2020 deadline will also apply in determining whether notice of a stockholder proposal is timely for purposes of exercising discretionary voting authority with respect to proxies under Rule 14a-4(c) of the Exchange Act.

In addition, in accordance with the requirements contained in the Company’s Bylaws, stockholders of the Company who wish to bring business before the 2020 Annual Meeting outside of Rule 14a-8 of the Exchange Act or to nominate a person for election as a director, must ensure that written notice of such proposal (including all of the information specified in the Company’s Bylaws) is received by the Company’s Secretary at the address specified above no later than the close of business on May 28, 2020. Any such proposal must meet the requirements set forth in the Company’s Bylaws, applicable Delaware law and the rules and regulations promulgated by the Securities and Exchange Commission in order to be brought before the 2020 Annual Meeting.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Quantum Corporation
(Registrant)

May 18, 2020	/s/ J. Michael Dodson
(Date)	J. Michael Dodson
Chief Financial Officer